MUTUAL FUND SERIES TRUST

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

EXHIBIT A

SERIES OF THE TRUST

AS AMENDED May 13, 2013

Designated Series	Designated Classes for each Series
Camelot Premium Return Fund	Class A and C
Catalyst Event Arbitrage Fund	Class A, C and I
Catalyst Hedged Futures Fund	Class A, C and I
Catalyst Insider Buying Fund	Class A, C and I
Catalyst Insider Long/Short Fund	Class A, C and I
Catalyst Insider Tracking Fund	Class A, C and I
Catalyst Strategic Insider Fund	Class A, C and I
Catalyst Value Fund	Class A, C and I
Catalyst/CP Core Equity Fund	Class A, C and I
Catalyst/CP World Equity Fund	Class A, C and I
Catalyst/CP Focus Large Cap Fund	Class A, C and I
Catalyst/CP Focus Mid Cap Fund	Class A, C and I
Catalyst/Groesbeck Growth of Income Fund	Class A, C and I
Catalyst/Lyons Hedged Premium Return Fund	Class A, C and I
Catalyst/Lyons Tactical Allocation Fund	Class A, C and I
Catalyst/Princeton Floating Rate Income Fund	Class A, C and I
Catalyst/MAP Global Total Return Income Fund	Class A, C and I
Catalyst/MAP Global Capital Appreciation Fund	Class A, C and I
Catalyst/SMH High Income Fund	Class A, C and I
Catalyst/SMH Total Return Income Fund	Class A, C and I
Day Hagan Tactical Allocation Fund of ETFs	Class A and C
Empiric Core Equity Fund	Class A and C
Eventide Gilead Fund	Class A, C, I and N
Eventide Healthcare and Life Sciences Fund	Class A, C, I and N
JAG Large Cap Growth Fund	Class A, C and I
KF Griffin Blue Chip and Covered Call Fund	Class A, C and I
Listed Private Equity Plus Fund	Class A and C
SignalPoint Global Alpha Fund	Class A, C and Class I